UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2023 (June 8, 2023)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18183	41-1590959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Seventh Avenue

New York, New York, 10018

(Address of Principal Executive Offices, and Zip Code)

(212) 403-0500

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2023, G-III Apparel Group, Ltd. (the “Company” or “G-III”) held its Annual Meeting of Stockholders (the “2023 Annual Meeting”). A total of 41,008,872 shares were represented at the 2023 Annual Meeting and the Company’s stockholders took the following actions:

Proposal No. 1: Election of Directors

The Company’s stockholders elected each of the fourteen nominees for director to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Morris Goldfarb	32,663,787	6,481,588	1,863,997
Sammy Aaron	32,425,609	6,719,766	1,863,997
Thomas J. Brosig	18,499,002	20,646,373	1,863,997
Joyce F. Brown	38,806,005	339,370	1,863,997
Alan Feller	28,411,377	10,733,998	1,863,997
Jeffrey Goldfarb	28,970,988	10,174,387	1,863,997
Victor Herrero	26,170,952	12,974,423	1,863,997
Robert L. Johnson	34,515,932	4,629,443	1,863,997
Patti H. Ongman	20,698,698	18,446,677	1,863,997
Laura Pomerantz	19,008,194	20,137,181	1,863,997
Michael Shaffer	38,805,475	339,900	1,863,997
Cheryl Vitali	32,549,160	6,596,215	1,863,997
Richard White	21,074,956	18,070,419	1,863,997
Andrew Yaeger	38,806,225	339,150	1,863,997

See Item 8.01 below with respect to the application of the Company’s Director Selection and Qualification Standards and Resignation Policy to the voting related to Mr. Brosig and Ms. Pomerantz.

Proposal No. 2: Advisory Vote on Compensation of the Company’s Named Executive Officers

The Company’s stockholders cast an advisory (non-binding) vote on the compensation of the Company’s named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,579,674	22,485,507	80,194	1,863,997

G-III values the opinions of its stockholders and will continue to solicit their views on its executive compensation program. The Board and the Compensation Committee of the Board will consider the results of this advisory vote and its continuing stockholder outreach in making future decisions on named executive officer compensation.

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders cast an advisory (non-binding) vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers as follows:

Votes For Every Year	Votes For Every Two Years	Votes For Every Three Years	Abstentions	Broker Non-Votes
35,788,305	30,071	3,309,117	17,882	1,863,997

The Company’s Board of Directors has considered the stockholder vote regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers and, at a meeting of the Board of Directors on June 8, 2023, adopted the stockholders’ recommendation of an annual advisory vote on the compensation of the Company’s named executive officers until the next stockholder vote on this matter, which will occur no later than the

Company’s annual meeting of stockholders in 2030, or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

Proposal No. 4: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2024 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,259,912	1,695,383	54,077	-

Item 8.01 Other Events.

At the 2023 Annual Meeting referenced above, each of Thomas J. Brosig and Laura Pomerantz received a slightly greater number of votes “withheld” than votes “for” his or her election as a director. Of those voting either “for” or “withheld” in the election of directors, 47.3% voted “for” Mr. Brosig and 48.6% voted “for” Ms. Pomerantz.

In accordance with the Company’s Director Selection and Qualification Standards and Resignation Policy (the “Policy”), each of Mr. Brosig and Ms. Pomerantz tendered a resignation to the Board of Directors of the Company (the “Board”), with the effectiveness of each resignation conditioned on the Board’s acceptance of the resignation. The resignation of each of Mr. Brosig and Ms. Pomerantz was not due to any disagreement with management or the Company.

Under the Policy, after the resignations are tendered, the Nominating and Corporate Governance (“NCG”) Committee is required to consider such resignations and make a recommendation to the Board as to whether to accept or reject each resignation. The NCG Committee evaluates the resignations based on factors set forth in the Policy, makes its recommendations to the Board and then the Board decides whether or not to accept each resignation.

The NCG Committee and the Board considered the following in making their respective determinations.

The NCG Committee and the Board consider Mr. Brosig and Ms. Pomerantz to be highly effective members of the Board and believe that each brings a knowledge of the apparel industry, keen insight and perspectives and valuable skill sets to the Board. Mr. Brosig and Ms. Pomerantz each possess the qualities the Board looks for in its directors to strengthen the Company’s long-term value creation strategy and implementation. Further, each of Mr. Brosig and Ms. Pomerantz are well-prepared, engaged and contribute meaningfully to Board meetings and discussions. As members of the Board, each of Mr. Brosig and Ms. Pomerantz have contributed to a cohesive and harmonious Board that has guided and supported management of the Company through periods of tremendous growth, as well as periods of great uncertainty caused by the COVID-19 pandemic and business and economic conditions affecting the Company.

Ms. Pomerantz has worked diligently with the other members of the Compensation Committee to align our compensation program with shareholder interests and respond to shareholder concerns while honoring contractual commitments we have with our CEO and our Vice Chairman. The Board believes that Ms. Pomerantz failed to receive the support of a majority of the votes cast for her reelection to the Board at the 2023 Annual Meeting due to the structure of the short-term incentive plan under the employment agreements with our CEO and our Vice Chairman, which could not be unilaterally changed by the Compensation Committee or the Board, and the fact that the Compensation Committee allowed the extension of the employment agreements with our CEO and our Vice Chairman pursuant to the terms of those agreements. The Board did not view this as a sufficient basis to accept the resignation of a director who has been integral to the Company’s success over the years.

The Board believes that Mr. Brosig failed to receive the support of a majority of the votes cast for his reelection to the Board because (1) in his role as chair of the NCG Committee, he is being held accountable for not requiring changes in executive compensation of our CEO and Vice Chair based on the prior year’s say on pay results; and (2) a proxy advisor’s policy of issuing adverse recommendations for the “go-forward” compensation committee members, when it believes adverse recommendations are warranted for legacy committee members due to compensation-related concerns. Mr. Brosig did not serve on the Compensation Committee during fiscal 2023 and the Board believes that his current position as Chair of the NCG Committee and his future service on the Compensation Committee do not provide a sufficient basis to accept the resignation of a highly valued Board member.

Pursuant to the Policy, the NCG Committee held a meeting after the 2023 Annual Meeting to consider the tendered resignations, determined that accepting each of the resignations was not in the best interests of the Company and recommended that the Board not accept the tendered resignations. Mr. Brosig did not participate in the deliberations of the NCG Committee with respect to its consideration of his tendered resignation.

Taking into account the recommendation of the NCG Committee and the Board’s assessment of the contribution of each director, the Board determined that accepting the resignation tendered by each of Mr. Brosig and Ms. Pomerantz would not be in the best interests of the Company and its stockholders. Accordingly, the Board did not accept the resignation tendered by either Mr. Brosig or Ms. Pomerantz. Mr. Brosig did not participate in the deliberations of the Board concerning his tendered resignation and Ms. Pomerantz did not participate in the deliberations of the Board concerning her tendered resignation.

Item 9.01 Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired.

None.

(b)Pro Forma Financial Information.

None.

(c)Shell Company Transactions

None.

(d)Exhibits.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: June 13, 2023

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer